Exhibit 10(a)(xxvii)
Named Executive Officer Compensation

Name	Effective 7/1/06
William R. Johnson	1,050,000
Chairman, President, and Chief Executive Officer

Jeffrey P. Berger	540,750
Executive Vice President – Global Foodservice and CEO- Heinz North America Foodservice

Michael D. Milone	436,800
Senior Vice President – Heinz Australia, New Zealand and Rest of World

David C. Moran	551,250
Executive Vice President & Chief Executive Officer of Heinz North America Consumer Products

C. Scott O’Hara	525,000
Executive Vice President – President and Chief Executive Officer Heinz Europe

Arthur B. Winkleblack	546,000
Executive Vice President and Chief Financial Officer